Exhibit 99.1

Vaccitech Reports Second Quarter 2021 Financial Results and Recent Corporate Developments

Oxford, United Kingdom, August 12, 2021 -- Vaccitech plc (NASDAQ: VACC) today announced its financial results for the second quarter, ended June 30, 2021, and provided an overview of the Company’s recent corporate developments. Vaccitech is a clinical-stage biopharmaceutical company engaged in the discovery and development of novel immunotherapeutics and vaccines for the treatment and prevention of infectious diseases and cancer.

“The second quarter of 2021 was our first as a public company following our initial public offering that closed in May,” said Bill Enright, CEO of Vaccitech. “Capital raised by that transaction as well as from a Series B private round earlier this year is being applied to our chronic infectious disease and oncology programs. We continue to make significant progress across all of our ongoing programs, including the recent announcement of our clinical collaboration with Arbutus.”

Second Quarter and Recent Corporate Developments

•	Closed an initial public offering of American Depository Shares for total gross proceeds of $110.5 million.
•	Signed a clinical trial collaboration agreement with Arbutus Biopharma Corporation to evaluate an innovative therapeutic combination for the treatment of subjects with chronic hepatitis B virus (HBV) infection (CHB) who are already receiving standard-of-care nucleoside or nucleotide analog (NA) therapy. The Phase 2a clinical trial will evaluate the safety, pharmacokinetics, immunogenicity, and antiviral activity of Arbutus’s RNAi therapeutic, AB-729, followed by the Company’s immunotherapy candidate, VTP-300, in NA-suppressed subjects with CHB.

Upcoming Milestones

•	In the fourth quarter of 2021, the Company expects to announce topline safety and immunogenicity data from the Phase 1 trial of VTP-300, HBV001, in healthy volunteers and patients with chronic HBV infection.
•	In the same quarter, the Company expects to initiate dosing in the Phase 1/2a trial of VTP-600 in patients with non-small cell lung cancer in combination with a checkpoint inhibitor and chemotherapy.
•	In the first quarter of 2022, the Company intends to conduct an interim efficacy review, of HBV002, the Phase 1/2a clinical trial of VTP-300 in patients with chronic HBV infection.
•	In the second quarter of 2022, the Company intends to conduct an interim efficacy review of HPV001, the Phase 1/2a clinical trial of VTP-200 in patients with high-risk and persistent HPV infection.

Second Quarter 2021 Financial Highlights:

•	Cash position: As of June 30, 2021, cash and cash equivalents were $243.6 million, compared to $43.3 million as of December 31, 2021. The increase was primarily due to completion of the Series B financing in the first quarter of 2021, which raised a further $125.3 million, and to the initial public offering in the second quarter, which raised gross proceeds of $110.5 million. The Company believes its cash and cash equivalents are sufficient to fund operations into the first half of 2024.
•	Research and development (R&D) expenses: Research and development expenses were $4.5 million for the second quarter of 2021 compared to $3.9 million for the comparable period of the prior year. The increase in R&D expenses was primarily due to increased spending on progressing the development of VTP-300 and VTP-850.
•	General and administrative expenses: General and administrative expenses were $12.4 million for the second quarter of 2021 compared to $1.0 million for the comparable period of the prior year. The increase was primarily attributable to higher personnel costs, reflecting mainly an increase in the Company’s headcount over the prior period and vesting of certain share awards upon IPO, and higher insurance costs associated with operating as a public company.
•	Net loss: The Company generated a net loss attributable to shareholders of $15.9 million, or $0.64 per share on both basic and fully diluted bases, for the second quarter of 2021 compared to a net loss of $3.6 million, or $0.45 per share on both basic and fully diluted bases, for the same period of the prior year.

About Vaccitech

Vaccitech is a clinical-stage biopharmaceutical company engaged in the discovery and development of novel immunotherapeutics and vaccines for the treatment and prevention of infectious diseases and cancer. The Company’s proprietary platform comprises proprietary modified simian adenoviral vectors, known as ChAdOx1 and ChAdOx2, as well as the well-validated Modified Vaccinia Ankara, or MVA, boost vector, both with demonstrable tolerability profiles and without the ability to replicate in humans. The combination of a ChAdOx prime treatment with subsequent MVA boost has consistently generated significantly higher magnitudes of CD8+ T cells compared with other technologies and approaches. The company has a broad pipeline of both clinical and preclinical stage therapeutic programs in solid tumors and viral infections and prophylactic viral vaccine programs. Vaccitech co-invented a COVID-19 vaccine with the University of Oxford, now approved for use in many territories and exclusively licensed worldwide to AstraZeneca plc through Oxford University Innovation, or OUI. Vaccitech is entitled to receive a share of the milestones and royalty income received by OUI from AstraZeneca plc.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, without limitation, statements regarding the timing and advancement of the Company’s programs, including the clinical trials of VTP-200, VTP-300 and VTP-600 and the Company’s cash runway The words “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements in this press release are based on management’s current expectations and beliefs and are subject to numerous risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this press release, including, without limitation: the success, cost and timing of the Company’s product development activities and planned and ongoing clinical trials, the Company’s ability to execute on its strategy, regulatory developments, the Company’s ability to fund its operations and the impact that the current COVID-19 pandemic will have on the Company’s clinical trials and preclinical studies and other risks identified in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including its Quarterly Report on Form 10-Q for the first quarter of 2021 and subsequent filings with the SEC. The Company cautions you not to place undue reliance on any forward-looking statements, which speak only as of the date they are made. The Company expressly disclaims any obligation to publicly update or revise any such statements to reflect any change in expectations or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.

VACCITECH PLC.

CONDENSED Consolidated Balance SheetS

(In THOUSANDS, except Number of shares and per share AMOUNTS)

(unaudited)

	June 30, 2021	December 31, 2020

ASSETS
Current assets:
Cash and cash equivalents	$243,619	$43,266
Accounts receivable	37	518
Research and development incentives receivable	4,558	2,708
Prepaid expenses and other current assets	8,514	1,409
Total current assets	256,728	47,901
Property and equipment, net	1,038	629
Right of use assets, net	2,040	2,136
Deferred tax assets	32	-
Total assets	$259,838	$50,666

LIABILITIES, REDEEMABLE PREFERRED SHARES AND SHARESHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$4,683	$4,667
Accrued expenses and other current liabilities	3,441	2,537
Deferred revenue	217	245
Current portion of lease liability	202	192
Total current liabilities	8,543	7,641
Convertible loan notes – non current	-	44,700
Lease liability – non current	1,384	1,472
Total liabilities	$9,927	$53,813
Commitments and contingencies
Series A redeemable convertible preferred shares (Series A shares); £0.10 nominal value; no shares issued and outstanding; (December 31, 2020: issued and outstanding: 22,065)	$-	$33,765
Series B redeemable convertible preferred shares (Series B shares); £0.10 nominal value; no shares issued and outstanding; (December 31, 2020: issued and outstanding: no shares issued or outstanding)	$-	$-
Shareholders’ equity (deficit):
Ordinary shares, £0.000025 nominal value; 34,328,231 shares authorized, issued and outstanding (December 31, 2020: authorized, issued and outstanding: 7,960,458)	1	0 [1]
Deferred A shares, £1 nominal value; 63,443 shares authorized, issued and outstanding (December 31, 2020: no shares issued or outstanding)	86	-
Deferred B shares, £1 nominal value; 570,987 shares authorized, issued and outstanding (December 31, 2020: no shares issued or outstanding)	8	-
Deferred C shares, £0,000007 nominal value, 27,828,231 shares authorized, issued and outstanding (December 31, 2020: authorized, issued and outstanding: 7,960,458)	0 [1]	0 [1]
Additional paid-in capital	340,793	21,660
Accumulated deficit	(88,915)	(57,720)
Accumulated other comprehensive loss – foreign currency translation adjustments	(2,580)	(1,243)
Noncontrolling interest	518	391
Total shareholders’ equity (deficit)	$249,911	$(36,912)
Total liabilities, redeemable convertible preferred shares and shareholders’ equity	$259,838	$50,666

1 indicates amount less than thousand

VACCITECH PLC.

CONDENSED Consolidated StatementS of Operations and Comprehensive Loss

(IN THOUSANDS, EXCEPT NUMBER OF SHARES AND PER SHARE AMOUNTS)

(UNAUDITED)

	Three months ended		Six months ended
	June 30, 2021	June 30, 2020	June 30, 2021	June 30, 2020
License revenue	$16	$39	32	42
Service revenue	-	97	21	316
Research grants and contracts	19	375	197	858
Total revenue	35	511	250	1,216
Operating expenses
Research and development	4,509	3,877	9,119	8,119
General and administrative	12,371	970	14,148	2,082
Total operating expenses	16,880	4,847	23,267	10,201
Loss from operations	(16,845)	(4,336)	(23,017)	(8,985)
Other income (expense):
Change in fair value of derivatives	-	-	5,994	-
Unrealized exchange gain on convertible loan notes	-	-	209	-
Loss on extinguishment of convertible loan notes	-	-	(13,789)	-
Interest income	-	-	2	-
Interest expense	-	-	(2,650)	-
Research and development incentives	875	679	1,830	1,377
Other	(3)	-	(3)	-
Total other (expense) income	872	679	(8,407)	1,377
Tax (expense)/ (benefit)	(12)	-	53	-
Net loss	(15,985)	(3,657)	(31,371)	(7,608)
Net loss attributable to noncontrolling interest	58	69	176	199
Net loss attributable to Vaccitech Plc. shareholders	(15,927)	(3,588)	(31,195)	(7,409)

Weighted-average ordinary shares outstanding, basic and diluted	24,897,665	7,904,838	16,523,961	7,860,760
Net loss per share attributable to ordinary shareholders, basic and diluted	$(0.64)	$(0.45)	(1.89)	(0.94)

Net loss	$(15,985)	$(3,657)	(31,371)	(7,608)
Other comprehensive income/ (loss) – foreign currency translation adjustments	86	(144)	(1,330)	(827)
Comprehensive loss	(15,899)	(3,801)	(32,701)	(8,435)
Comprehensive loss attributable to noncontrolling interest	55	70	169	218
Comprehensive loss attributable to Vaccitech Plc. shareholders	$(15,844)	$(3,731)	(32,532)	(8,217)

Investors:

Vaccitech Investor Relations

ir@vaccitech.co.uk

Vaccitech Media Contacts:

Katja Stout, Scius Communications (EU)

Direct: +44 (0) 7789435990

Email: katja@sciuscommunications.com

Robert Flamm, Ph.D. (US) / Harrison Wong, Burns McClellan, Inc.

212-213-0006 ext. 364 / 316

Email: rflamm@burnsmc.com / hwong@burnsmc.com

Henry Hodge, Vaccitech

Email: henry.hodge@vaccitech.co.uk